For period ended 06/30/03                                        Series 17, 18
File Number 811-2429

Sub-Item 77Q3:  Exhibits
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Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15, the following are additional sub-custodians for the series' listed above:

Sub-custodian:    State Street Bank and Trust Company, London Branch
Foreign Country:  United Kingdom
Type of Custody:  Foreign Custodian Rule 17f-5

Sub-custodian:    BankBoston, N.A.
Foreign Country:  Uruguay
Type of Custody:  Foreign Custodian Rule 17f-5

Sub-custodian:    Citibank, N.A.
Foreign Country:  Venezuela
Type of Custody:  Foreign Custodian Rule 17f-5

Sub-custodian:    The Hongkong and Shanghai Banking Corporation Limited
Foreign Country:  Vietnam
Type of Custody:  Foreign Custodian Rule 17f-5

Sub-custodian:    Barclays Bank of Zambia Plc.
Foreign Country:  Zambia
Type of Custody:  Foreign Custodian Rule 17f-5

Sub-custodian:    Barclays Bank of Zimbabwe Limited
Foreign Country:  Zimbabwe
Type of Custody:  Foreign Custodian Rule 17f-5